IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

ENESCO GROUP, INC.	)
)
Plaintiff,	)
)
vs.	)	No.05 C 4371
)
JIM SHORE DESIGNS, INC., SUNSHINE	)	Hon. Samuel Der-Yeghiayan
PRODUCTIONS, INC., KEVIN KNOWLES,	)	Magistrate Judge Soat Brown
DEPARTMENT 56, INC., a Delaware	)
corporation, and DEPARTMENT	)
56, INC., a Minnesota corporation,	)	Memorandum In Support of Motion
	)	for Preliminary Injunction as to D56
Defendants.	)
INTRODUCTION
     Enesco Group, Inc. (“Enesco” or “the Company”) is a producer of giftware and home and garden décor. Enesco currently sells more products designed by artist Jim Shore than by any of its other current artists. In 2004, Enesco paid Jim Shore Designs, Inc. (“Jim Shore”) nearly $2,000,000 in royalties under an exclusive license agreement (“Agreement,” attached as Exhibit A) between Enesco and Jim Shore. This case is about (1) breach of the Agreement; (2) inducement to breach that Agreement by Kevin Knowles (“Knowles”) and Sunshine Productions, Inc. (“Sunshine”) aided by Knowles’ wife, Tammy, who was a full-time Enesco sales representative at the time, and who was prompted by Knowles to supply to Sunshine proprietary Enesco information (including artwork for new product introductions) and otherwise assist Sunshine to compete with Enesco; and (3) various acts of false advertising and unfair competition by Enesco’s competitor, Department 56, Inc. (“D56”).1

[1]	D56 has claimed that it has a license from Jim Shore for the Jim Shore product it is marketing. Not having any information as to same or relevant circumstances, Enesco has not yet sued D56 for trademark or copyright infringement.

     The Agreement has been published in Enesco’s filings with the Securities and Exchange Commission since October 2004 and has been the subject of Enesco press releases. D56 is one of Enesco’s most significant competitors and it is well aware of Enesco’s product line and Agreement. Importantly, the Agreement makes Enesco the exclusive and sole licensee to the designs (including, copyrights) of Jim Shore and to the right to market products under JIM SHORE trademarks.2 The Agreement specifically prohibits Jim Shore from licensing or granting any rights to third parties “to make, have made, advertise, import, distribute and/or sell products that . . . incorporate or display derivative works based on the WORKS.” Ex. A, pp. 7-8. WORKS is defined in the Agreement as “[t]he works of Jim Shore and Jim Shore Designs, Inc.” Ex. A, at p. 11.
     Among other things, D56 is marketing products that are obvious copies (and surely derivative works) of the works that Jim Shore has exclusively licensed to Enesco. Below are representative samples:

[2]	There is an articulated exception in the Agreement that does not impact this case.

     D56 is marketing these and other products under the name “Jim Shore Signature Series,” referring to itself as an “exclusive” of the Jim Shore Signature Series and representing to people within the industry that D56 shortly will be expanding the line of pins, ties and scarves to figurines and other products – on an exclusive basis. These statements are literally false. Moreover, Enesco has learned from its retail customers that D56 is making oral and written representations, including in emails sent to Enesco’s own customers, that D56 now represents Jim Shore.

     Enesco publicly has recognized the Jim Shore line as its top line and, accordingly, has been devoting more resources and energy to the line than to any other. Among these efforts, Enesco aggressively has encouraged its customers (retailers) to dedicate more shelf space to the line. Over the past several weeks, Enesco’s customers have called – and, they are confused by D56’s conflicting statements.
     In response to D56’s recent campaign of false representations, Enesco customers over the past two weeks repeatedly have questioned Enesco about Enesco’s status with respect to the Jim Shore line. Specifically, customers have asked whether Enesco still has the line and whether Enesco will be able to fill orders. Some customers also have expressed significant confusion arising out of both the similarity of the two companies’ product designs lines and/or D56’s false and misleading written and oral claims during recent trade shows and sales calls and in trade media, marketing materials and emails – all targeted at Enesco’s customers. Most recently, customers have asked if Enesco is going out of business, citing D56’s various false representations about the Jim Shore line.
     Enesco is seeking limited relief3 in its Motion for Preliminary Injunction. Enesco requests that the Court enjoin D564 from making false representations that it is an exclusive to any Jim Shore products or that it has any plans or permission to sell figurines or any other products designed by Jim Shore (or under a Jim Shore mark) apart from ties, scarves or pins. Enesco further requests that D56 preliminarily be enjoined from making, advertising or selling

[3]	Under the Agreement, any amendment, modification, or release must be in writing and must specifically state that it is an amendment, modification, or release to the Agreement (Ex. A at p. 10). Nonetheless, Jim Shore, Knowles, Sunshine and D56 have all asserted that Enesco has granted some sort of permission with respect to certain conduct and that Jim Shore has granted certain licenses with respect to the categories of pins, scarves and ties. While the claims fly in the face of the Agreement, Enesco has tailored its current request for preliminary relief to that conduct which, under even the most strained and liberal interpretation of the Agreement and alleged conduct, is beyond even what D56 claims it has been “permitted” to do.

[4]	Enesco’s Motion for Preliminary Injunction is currently only directed to D56, as the remaining parties are in serious settlement negotiations to resolve Enesco’s claims.

any products that incorporate or display derivate works based on the WORKS (the knock-offs described and depicted above).
I. STATEMENT OF FACTS
     A. Enesco’s Exclusive Relationship with Jim Shore.
     Enesco’s product lines include some of the world’s most recognizable brands, including Heartwood Creek, Walt Disney Company, Walt Disney Classics Collection, Jim Shore, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts. When Enesco first met Mr. Shore, he was an artist selling figurines at local craft and art shows. One of Enesco’s representatives saw Shore’s figurines and decided that with Enesco’s expertise in product development, marketing, manufacturing and distribution, his figurines could be cultivated into a product line with wide appeal in the specialty gift market. Jim Shore and Enesco subsequently entered into a license agreement and, together, developed a line of garden products, Christmas and other seasonal figurines. McLaughlin Decl. at ¶ 5. Sales of the products started out slowly. But through Enesco’s dedication to the Jim Shore products line and commitment to expand that line, sales grew to over $30 million last year alone. McLaughlin Decl. at ¶ 6.
     Enesco already has spent over $700,000 this year to promote the Jim Shore line, an enormous investment in the specialty gift industry. Enesco paid Shore nearly $2 million last year alone under the terms of its previous license. This year, under the current Agreement, Shore is projected to receive approximately $3.2 million in royalties. The dramatic increase is due to higher sales volume and also to an increased percentage of royalties payable to Jim Shore under the current Agreement. McLaughlin Decl. at ¶ 6 and Ex. A.
     Enesco has provided Jim Shore with annual, dedicated support, including a line-specific marketing staff, specialty catalogs and funding for personal appearance tours for Jim Shore to promote the line in person. Enesco has placed the product line into specialty gift shops and national retailers, such as The May Company, Kohl’s and Costco. Enesco also has negotiated airtime for Jim Shore on the QVC television network, giving him national exposure through television and on-line media. Additionally, Enesco has provided co-branding opportunities to Shore via its business with the Walt Disney Company. McLaughlin Decl. at ¶ 7.
     B. Enesco’s Current Deal With Jim Shore – the License Agreement.
     In October 2004, Jim Shore and Enesco signed the subject Agreement, which became effective by its terms on January 1, 2005. Under this Agreement, Jim Shore granted Enesco virtual exclusivity (with one unrelated, express exception) and Enesco agreed to increase Jim Shore’s royalty rate from 6% to 8%. In October 2004, Enesco filed the Agreement with the Securities and Exchange Commission as a material contract. The Agreement states, in relevant part, that:
The rights and licenses granted in Paragraph 1(a) and (b) herein shall be sole and exclusive (other than for certain non-core product categories as set forth in Schedule III) to ENESCO for all of the PRODUCTS.
McLaughlin Decl. at ¶ 11, Ex. A at pg. 4 (emphasis added).5
     Under the Agreement, Enesco has the right and authority to enforce infringements of the trademarks and copyrights for all the Jim Shore products covered under the Agreement, and undertakes the bulk of the expense for this. McLaughlin Decl. at ¶ 12, Ex. A at pg. 7. Additionally, there is a strict prohibition in the Agreement, which states that Shore may not “license or grant rights to others to make, have made, advertise, import, distribute and/or sell products that: are competitive with the PRODUCTS; incorporate or display derivative works based on the WORKS; and/or incorporate or display copies of works such that the products have

[5]	Schedule III of the Agreement contemplates the fact that bolt fabrics are not included as products under the Agreement.

the same ‘look and feel’ as and/or are confusingly similar with the PRODUCTS.” McLaughlin Decl. at ¶ 13, Ex. A at para. 8(c), pgs. 8-9.
     The Agreement provides that “[t]he PRODUCTS subject to this Agreement are all product categories and formats, other than bolt fabric. Enesco may, at its option and subject to a right of first refusal, permit LICENSOR to license certain formats to third parties on a non-exclusive basis.” McLaughlin Decl. at ¶ 23 (emphasis added). Importantly, the Agreement states that: “[n]o amendment, modification or release from any provision hereof shall be effective unless in writing and signed by duly authorized representatives of both parties specifically stating it to be an amendment, modification, or release to this Agreement.” Ex. A at ¶ 18.
     C. D56 Has Circulated False Advertising and Made False Representations In Violation of Section 43(a) of the Lanham Act.
     In mid-July 2005, Enesco learned that D56 has been advertising and expressly claiming that it is an exclusive or “exclusive licensee” of Jim Shore. Additionally, D56 has represented that, in the future, it will be offering figurines and other products (other than pins, scarves and ties) under a Jim Shore mark on an exclusive basis. McLaughlin Decl. at ¶ 16, Paich Decl. at ¶ 9 and Ex. B and C to Paich Decl. Within the last few days, Enesco has learned that D56 sales representatives have sent emails to Enesco customers, stating that D56 is now representing Jim Shore, and has made the same representations during sales calls. Simson Dec. at ¶ 5. Finally, Enesco just recently learned that D56 is touting its Jim Shore line in trade media. Ex. B.
     In addition to the significant harm D56 is causing by the confusion it has created through false statements, D56 is causing harm to Enesco by marketing knock-offs of inferior quality. Enesco has not granted permission to anybody to make, advertise, or sell the subject products.

II.	ENESCO IS ENTITLED TO PRELIMINARY INJUNCTIVE RELIEF TO STOP D56 FROM MAKING FALSE ADVERTISING CLAIMS AND TO STOP D56 FROM SELLING PINS THAT ARE IDENTICAL TO ENESCO’S EXCLUSIVE DESIGNS
     In cases involving the Lanham Act, it is well-settled that preliminary injunctive relief is available to remedy Section 43(a) violations. Abbot Labs. v. Watson Pharm., Inc., No. 01 C 4432, 2001 U.S. Dist. Lexis 10289 (July 20, 2001 N.D. Ill.) (Coar, J.). Injunctive relief also is available to Enesco under the Illinois Deceptive Trade Practices Act without proof of monetary damage or intent to deceive. 815 ILCS 510/3, Smith v. American Arbitration Assn., 233 F.3d 502, 507-08 (7th Cir. 2000). A preliminary injunction is appropriate when the plaintiff shows: 1) a likelihood of success on the merits, 2) the lack of an adequate remedy at law, and 3) irreparable harm in the absence preliminary injunctive relief. See, e.g., AM General Corp. v. DaimlerChrysler Corp., 311 F.3d 796, 803-04 (7th Cir. 2002); Eli Lilly & Co. v. Natural Answers, Inc., 233 F.3d 456, 461 (7th Cir. 2000). Once that burden is met, the Court considers the potential for harm to the non-movant if the preliminary injunction is granted. The Court also considers whether the preliminary injunction is in the best interests of the public. AM General Corp., 311 F.3d at 803-04.
     If the Court, in assessing the likelihood of success on the merits, determines that the plaintiff has a “greater than negligible chance of winning” then the court should turn to a “sliding scale” analysis and balance the likelihood of success and the potential harms caused by granting or not granting the motion for preliminary injunction. Id.; see also MB Fin. Bank, N.A. v. MB Real Estate Servs., No. 02 C 5925, 2003 U.S. Dist. LEXIS 21051 at *5-6 (N.D. Ill., Nov. 21, 2003) (Der-Yeghiayan, J.). To warrant preliminary relief, Enesco does not need to show that it is certain to win at trial. Enesco merely needs to show some likelihood of succeeding. See Abbott Labs v. Mead Johnson & Co., 971 F.2d 6, 12 (7th Cir. 1992); see also Noddings Investment Group, Inc. v. Kelley, No. 93 C 1458, 1994 U.S. Dist. Lexis 3246 at *3 (N.D. Ill. Mar. 18, 1994)

(“the plaintiff must show that he has a better than negligible likelihood of success on the merits . . . .”) (citing Ping v. National Educ. Ass’n, 870 F.2d 1369, 1371 (7th Cir. 1989)) But, the more likely that it is that Enesco will prevail, “the less the balance of irreparable harm needs to weigh towards its side.” Abbott Labs, 971 F.2d at 12.
     A. There Is A Strong Likelihood That Enesco Will Succeed On The Merits
     Enesco will ultimately succeed on its claim against D56 for violating Section 43(a) of the Lanham Act. Section 43(a) provides that:
Any person who, on or in connection with any goods or services, or any container for goods, uses in commerce any word, term, name, symbol, or device, or any combination thereof, or any false designation of origin, false or misleading description of fact, or false or misleading representations of fact, which ... in commercial advertising or promotion, misrepresents the nature, characteristics, qualities, ... of his or her or another person’s goods ... shall be liable in a civil action by any person who believes that he or she is likely to be damaged by such act.
15 U.S.C. § 1125(a). See also 815 ILCS 510/2 (a)(2), (3), (5) and (12). D56 is liable under Section 43(a) since it “used false or misleading statements or representations of fact in commercial advertising or promotional literature.” Clintec Nutrition v. Baxa Corp., No. 94 C 7050, 1995 U.S. Dist. Lexis 17543 at *15 (N.D. Ill. Nov. 24 1995).
     In order to state a claim of deceptive or false advertising under §43(a) of the Lanham Act, the plaintiff must demonstrate: (1) a false statement of fact by the defendant in a commercial advertisement about its own or another’s product; (2) the statement actually deceived or has the tendency to deceive a substantial segment of its audience; (3) the deception is material, in that it is likely to influence the purchasing decision; (4) the defendant caused its false statement to enter interstate commerce; and (5) the plaintiff has been or is likely to be injured as a result of the false statement, either by direct diversion of sales from itself to defendant or by a loss of goodwill associated with its products. Hot Wax, Inc. v. Turtle Wax, Inc., 191 F.3d 813, 819-820 (7th Cir. 1999), Sanfield, Inc. v. Finlay Fine Jewelry Corp., 168 F.3d 967, 971 (7th Cir. 1999).

     The false statement necessary to establish a Lanham Act violation generally falls into one of two categories: (1) commercial claims that are literally false as a factual matter; or (2) claims that may be literally true or ambiguous, but which implicitly convey a false impression, are misleading in context, or likely to deceive consumers. When the statement in question is actually false, the plaintiff need not show that the statement either actually deceived customers or was likely to do so. When the statement is literally true or ambiguous, evidence of actual confusion will demonstrate the misleading effect of the statement. Id. at 820.
     D56’s preliminary advertising and claims pertaining to its Jim Shore products are literally false. Jim Shore is not, and never has been, “exclusive” to D56. To the contrary, Jim Shore’s products are exclusive to Enesco. The statements made by D56’s sales people that D56 is going to be offering Jim Shore figurines and otherwise expand its Jim Shore offerings are also literally false – even under a claimed license theory. Injunctive relief is the only remedy that will prevent D56 from making false statements, and therefore prevent further irreparable harm to Enesco during the pendency of this case.
     D56’s proposed sales of pins under a JIM SHORE trademark that are derivatives of Enesco’s exclusive figurines also constitutes unfair competition. These actions are false and misleading and are causing Enesco’s retail customers to be confused about where they should purchase the Jim Shore products. Yaptangco Decl. at ¶ 5, Simson Decl. at ¶ 5, Stow Decl. at ¶ 5 and 7. Viewed from a consumer’s position, copying an exclusive design of Enesco and putting the Jim Shore mark on it is conduct that is an unfair practice that will deceive the purchaser about the source of the item.

B.	Enesco Will Be Irreparably Harmed if D56 is Not Enjoined from Making False Statements and From Marketing Pins That Are Derivatives of Enesco’s Exclusive Designs
     If D56 is not stopped from making literally false or misleading claims and using false advertising, Enesco will suffer irreparable harm. As many courts have noted, “[t]he starting point for [the Section 43(a)-irreparable-harm] analysis is the well-established presumption that injuries arising from Lanham Act violations are irreparable, even absent a showing of business loss.” Clintec, supra, at *25 (citing Abbott, 971 F.2d at 16) (emphasis added). The actual confusion created by D56’s false and misleading statements, as demonstrated in the attached Declarations of Cynthia Passmore-McLaughlin, Janice Paich, Ed Simpson, Steve Yaptangco and Nancy Stow, overwhelmingly evidences the need for preliminary injunctive relief. The presence and impact of these misleading statements permeated the marketplace for these goods, as shown, for example, in industry newsletters. Ex. B.
     C. The Harm To Enesco Significantly Outweighs The Harm To D56
     Enesco need only demonstrate a likelihood of success that it will ultimately prevail on the merits. The strength of Enesco’s case, though, is relevant to the overall inquiry for preliminary injunctive relief. Specifically, the more likely that it is that Enesco will prevail, “the less the balance of irreparable harm needs to weigh towards its side.” Abbott Labs v. Mead Johnson & Co., 971 F.2d 6, 12 (7th Cir. 1992). Enesco’s case is strong, and the harm it is suffering is evident and significant.
     The defendant’s conduct has caused Enesco’s customers to question whether Enesco even still is carrying Jim Shore products. Stow Dec. at ¶ 5, Simson Dec. at ¶ 5. Enesco’s customers have questioned Enesco’s ability to supply product. Some have even inquired as to whether Enesco is going out of business. All of this comes in direct response to D56’s false and misleading oral and written statements and the recent introduction to the trade of the knock-off pins. All of this must be considered against the backdrop of Enesco’s recent overtures in support of its Jim Shore line, including public statements about how important the products and the Agreement are to Enesco.
     Not only is Enesco’s goodwill in serious jeopardy, but so also is its financial investment in the line. Enesco recently has dedicated additional resources to the Jim Shore line and has worked to convince retailers to dedicate more space for these products. It is, unfortunately, well-known in the industry that Enesco is experiencing financial hardship due, in large part, to the declining revenue stream attributable to the Precious Moments collection. Again, Enesco publicly spotlighted Jim Shore products as its primary focus.
     D56’s recent representations, via email, trade media, customer visits and calls, written marketing materials, and trade show presentations seriously undermine Enesco’s position in the eyes of its customers and shareholders concerning the Jim Shore brand. Retailers and professional buyers seriously have questioned whether Enesco is committed to manufacturing and supporting the Jim Shore line of products, whether it still carries the line, and, even, whether Enesco is going out of business. McLaughlin Decl. at ¶ 27-8; Paich Decl. at ¶ 10. The conduct also has caused confusion and a drop in morale among the sales and marketing force at Enesco. In light of Enesco’s heavy focus on and investment in Jim Shore products, defendant’s conduct likely will continue to seriously jeopardize Enesco’s position in the specialty gift industry and its overall viability. With respect to Enesco’s shareholders, it will cause them to question the company’s ability to protect the value of a significant asset – the Agreement.
     In contrast to the harm that would be visited on Enesco if the Court does not issue a preliminary injunction, any harm to D56 would be at most marginal. D56 has not even started marketing the subject products to the consuming public (only to retailers and wholesalers).6 And, the potential income from pins, which are mere copies of works to which Enesco has the full and exclusive rights, cannot weigh significantly in D56’s favor, if at all. Accordingly, the balance of the harms weighs in favor of Enesco.
     D. The Public Interest Favors Preliminary Injunctive Relief
     D56’s statements are literally false and/or misleading, and Enesco has demonstrated actual confusion via the attached declarations. In situations where an advertiser is making false statements, injunctive relief is necessary to prevent the public from being exposed to false advertising. As one court noted, “[t]he public interest . . . favors a marketplace not distorted by false or misleading claims.” Illinois Bell Tel. Co. v. MCI Telecommunications Corp., No 96 C 2378, 1996 U.S. Dist. Lexis 18337 at *29 (N.D. Ill. Dec. 9, 1996). The public interest favors a marketplace free from the false and misleading statements that D56 is making. Furthermore, enjoining D56 from selling inferior copies of Enesco’s figurines as pins favors the public interest by preventing public confusion about the source of the products.
III. CONCLUSION
     Enesco’s motion for preliminary injunction should be granted because D56 is making literally false advertising claims that are causing immediate harm to Enesco. The preliminary injunction should bar D56 from false advertising relating to Jim Shore’s products, including representing that it is an exclusive of Jim Shore products or stating that it soon will be selling figurines and other Jim Shore products. The preliminary injunction also should bar D56 from selling pins that are derivatives of Enesco’s exclusive Jim Shore designs under the Jim Shore name.

[6]	Enesco recognizes that a bond is required for the requested relief under Fed. R. Civ. P. 65. Any bond should be minimal because D56 has not yet started to sell these items.

Respectfully submitted, ENESCO GROUP, INC.
By:	/s/ John S. Letchinger
One of its attorneys

John S. Letchinger, Esq.
Sandra Scavo Pedersen, Esq.
Wildman, Harrold, Allen & Dixon
225 West Wacker Drive
Suite 3000
Chicago, IL 60606
(312) 201-2000
(312) 201-2555 facsimile

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